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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Plan, the 1993 Employee Stock Purchase Plan and the Nonstatutory Stock Plan of Integrated Silicon Solution, Inc. of our report dated October 27, 1997, except for Note 17 as to which the date is December 3, 1997, with respect to the consolidated financial statements and schedule of Integrated Silicon Solution, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
April 22, 1998